UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2023

EUROPEAN WAX CENTER, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40714	86-3150064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5830 Granite Parkway, 3rd Floor Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 264-8123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2023, the Board of Directors (the “Board”) of European Wax Center, Inc. (the “Company”) approved a Change in Control and Severance Plan (the “Severance Plan”), pursuant to which certain employees of the Company, including each of the Company’s named executive officers currently serving in such a role, David P. Berg (Chief Executive Officer) and David L. Willis (Chief Financial Officer & Chief Operating Officer) (the “Named Executive Officers”), is eligible to participate. Each Named Executive Officer has also agreed to waive his right to severance benefits on a termination of employment by the Company without Cause or for Good Reason under his respective employment agreement with the Company pursuant to a severance waiver and employment agreement amendment (the “Severance Waiver”).

The Severance Plan provides that, in connection with a termination of the Named Executive Officer’s employment by the Company without Cause (other than due to death or disability) or resignation for Good Reason, in either case, other than within three months prior to, on or within 24 months following the consummation of a Change in Control, each Named Executive Officer will be entitled to receive (i) payment of his base salary for a specified period (18 months for Mr. Berg and 12 months for Mr. Willis); (ii) payment of an amount equal to a pro-rated portion of his annual bonus for the fiscal year in which termination occurs (if any), based on actual performance for the year as determined by the Board (or a committee thereof) and pro-rated based on the number of days the executive was employed during such fiscal year; and (iii) subject to the Named Executive Officer’s election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums for such coverage paid by the Company on behalf of the Named Executive Officer and any eligible dependents immediately prior to the date of termination until the end of a specified period (18 months for Mr. Berg and 12 months for Mr. Willis) or such earlier date as specified in the Severance Plan. The terms “Cause”, “Good Reason” and “Change in Control” referred to herein are defined in the Severance Plan.

In connection with a termination of the Named Executive Officer’s employment by the Company without Cause (other than due to death or disability) or resignation for Good Reason, in either case, within three months prior to, on or within 24 months following the consummation of a Change in Control, under the Severance Plan each Named Executive Officer will be entitled to receive (i) payment of an amount equal to a multiple (2.5 for Mr. Berg and 2 for Mr. Willis) of the sum of (x) the Named Executive Officer’s base salary and (y) his target annual bonus for the fiscal year in which termination occurs, payable over a specified period (30 months for Mr. Berg and 24 months for Mr. Willis); (ii) payment of an amount equal to the Named Executive Officer’s target annual bonus for the fiscal year in which termination occurs, pro-rated based on the number of days the executive was employed during such fiscal year; (iii) subject to the Named Executive Officer’s election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums for such coverage paid by the Company on behalf of the Named Executive Officer and any eligible dependents immediately prior to the date of termination until the end of a specified period (30 months for Mr. Berg and 24 months for Mr. Willis) or such earlier date as specified in the Severance Plan; and (iv) full vesting of all unvested equity or equity-based awards held by the Named Executive Officer as of the separation date, with any equity or equity-based awards that are subject to performance-based vesting conditions vesting based on the achievement of the applicable performance goals at target, determined as if any applicable service-based vesting requirement had been met.

Receipt and retention of the severance benefits provided under the Severance Plan are conditioned on the execution of a release of claims in favor of the Company.

The foregoing is only a summary of the Severance Plan and Severance Waiver and is qualified in its entirety by reference to the full and complete terms of the Severance Plan and the form Severance Waiver, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2023, the Board of the Company approved the Company’s Second Amended and Restated By-Laws (as so amended and restated, the “Amended By-Laws”), effective as of such date. Among other matters, the Amended By-Laws update the advance notice provisions to address the adoption by the Securities and Exchange Commission (the “SEC”) of “universal proxy” rules and update the provisions regarding notice of adjourned stockholder meetings and stockholder list requirements to conform with the Delaware General Corporation Law (the “DGCL”).

With respect to stockholder nominees to the Company’s Board, the Amended By-Laws provide, among other things, (i) that stockholders must comply with the SEC’s newly adopted Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) that stockholders must include in an advance notice of a director nomination, among other things, a representation as to such stockholder’s intention to solicit proxies in support of any director nominee other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act, (iii) that, if any stockholder provides notice of intent to solicit proxies pursuant to Rule 14a-19 under the Exchange Act, such stockholder must provide (a) prompt notice to the Company if such stockholder fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and (b) upon request by the Company, no later than five business days prior to the applicable meeting, evidence that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act, (iv) that the Company may disregard any proxies or votes solicited for a stockholder’s nominee(s) if such stockholder does not comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act or does not timely provide reasonable evidence sufficient to satisfy the Company that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act, (v) for the avoidance of doubt, that the Company is not required to include in its proxy materials any additional or substitute nominations after the expiration of the time periods set forth in the Amended By-laws and (vi) make certain administrative and clarifying changes. The Amended By-Laws also provide that the white color proxy card is reserved for exclusive use by the Company.

Additional changes to the Amended Bylaws to conform with the DGCL include (i) allowing for notice of adjournment of stockholder meetings to be provided as permitted under applicable law and (ii) eliminating the requirement for the Company to make its stockholder list available during stockholder meetings.

The foregoing summary of the Amended By-Laws is qualified in its entirety by reference to the complete text of the Amended By-Laws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated By-Laws of European Wax Center, Inc.
10.1	European Wax Center, Inc. Change in Control and Severance Plan
10.2	Form of Severance Waiver and Employment Agreement Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EUROPEAN WAX CENTER, INC.

Date: February 24, 2023	By:	/s/ GAVIN M. O'CONNOR
Name: Gavin M. O'Connor
Title: Chief Legal Officer, Chief Human Resources Officer and Corporate Secretary